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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) October 25, 2002

                               LECSTAR CORPORATION
             (Exact name of registrant as specified in its charter)



                                      Texas
         (State or other jurisdiction of incorporation or organization)



                  33-95796                      76-0406417
          (Commission File Number) (IRS Employer Identification Number)


                             4501 Circle 75 Parkway
                                Building D -4210
                           Atlanta, Georgia 30339-3025

                    (Address of principal executive offices)

                                 (404) 659-9500
              (Registrant's telephone number, including area code)







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Item 5.     Other Events


     LecStar Corporation (the "Registrant"), a Texas corporation, is filing the Current Report on Form 8-K to report that it announcing preliminary total revenue of $2.9 million for the third quarter of 2002, an 142 percent increase over the $1.2 million generated by the Registrant's telecommunications operations for third quarter of 2001. On a sequential basis, LecStar's total revenue increased 45 percent, from $2.0 million in the second quarter of 2002. LecStar's total number of active lines at the end of the third quarter was 24,600 compared with 21,100 total active lines at the end of the second quarter.

     LecStar had previously announced that it anticipated total revenues for 2002 to range from $8 million to $12 million. Based on total year to date revenues of $6.5 million, the Registrant reaffirms this estimate of total 2002 revenues.

     As disclosed in the Registrant's Forms 10-QSB and 10-KSB filed with the Securities and Exchange Commission on August 15, 2002 and March 15, 2002, respectively, LecStar was a defendant in the action James D. Grenfell v. LecStar Corporation filed with the American Arbitration Association on September 27, 2001. On October 8, 2002, the American Arbitration Association rendered an award in favor of Grenfell totaling $1.0 million. LecStar had previously recognized a reserve for this matter and does not anticipate significant further expense as a result of this award.


About LecStar

     LecStar Corporation is a facilities-based integrated communications carrier
(ICC), certified by the Federal Communications Commission and by nine states - Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee - as a competitive local exchange carrier (CLEC) to provide regulated local, long distance and international telecommunications services. In close alliance with its agents and local electric utility company partners, LecStar offers a full array of fixed wire-line voice, data, Internet and operator services to business and residential customers throughout BellSouth's southeastern operating territory. For more information regarding the LecStar Corporation, its products or services, please contact LecStar at 404-659-9500 or visit www.lecstar.com.

     FORWARD-LOOKING STATEMENTS: This information release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Statements in this information release, which are not historical, may be deemed forward-looking statements. Although LecStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from LecStar's expectations include completion of pending investments, continued availability to originate new investments, the availability and cost of capital for future investments, competition within the industry, economic conditions and other risks detailed from time to time in LecStar's filing with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LECSTAR CORPORATION


                                                     By:   /s/ W. Dale Smith
                                                       -------------------------
                                                        W. Dale Smith, President


Date:    October 25, 2002



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